UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RWT	New York Stock Exchange
10% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.01 per share	RWT PRA	New York Stock Exchange
9.125% Senior Notes Due 2029	RWTN	New York Stock Exchange

Item 5.02. (e) Compensatory Arrangements of Certain Employees

Redwood Trust, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders on May 21, 2024 (the “Annual Meeting”). During the Annual Meeting, stockholders voted to approve an amendment (the “Amendment”) to the Company’s 2002 Employee Stock Purchase Plan, as amended (the “ESPP”) to comply with NYSE stockholder approval requirements and to satisfy the stockholder approval requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). With both stockholder approval of the Amendment and prior approval by the Company’s Board of Directors, the only difference between the ESPP as amended by the Amendment and the previously existing ESPP is to increase the number of shares of common stock available for purchase thereunder by 250,000 shares.

The foregoing description of the ESPP as amended by the Amendment is qualified in its entirety by the text of the ESPP, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

As noted above, the Company held its Annual Meeting on May 21, 2024. There were 131,660,340 shares of Company common stock entitled to vote at the Annual Meeting.  There were four items voted upon at the Annual Meeting, with the voting results for each item set forth below.

Item 1.  During the Annual Meeting, stockholders voted to elect Greg H. Kubicek, Christopher J. Abate, Doneene K. Damon, Armando Falcon, Douglas B. Hansen, Debora D. Horvath, Georganne C. Proctor, Dashiell I. Robinson, and Faith A. Schwartz as directors to serve on the Board of Directors until the annual meeting of stockholders in 2025 and until their successors are duly elected and qualify.  The stockholders’ votes with respect to the election of directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Greg H. Kubicek	85,554,880	3,535,224	184,729	21,497,207
Christopher J. Abate	87,138,005	1,922,298	214,530	21,497,207
Doneene K. Damon	87,908,943	1,139,895	225,995	21,497,207
Armando Falcon	87,060,852	2,027,324	186,657	21,497,207
Douglas B. Hansen	87,149,728	1,931,769	193,336	21,497,207
Debora D. Horvath	87,449,194	1,648,942	176,697	21,497,207
Georganne C. Proctor	85,741,967	3,354,844	179,022	21,496,207
Dashiell I. Robinson	86,327,508	2,770,624	176,701	21,497,207
Faith A. Schwartz	88,183,683	915,663	175,487	21,497,207

Item 2.  During the Annual Meeting, stockholders voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The stockholders’ votes with respect to the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstentions	Broker Non-Votes
109,123,628	1,370,166	278,246	0

Item 3.  During the Annual Meeting, stockholders voted on a non-binding advisory resolution to approve named executive officer compensation as disclosed in the annual proxy statement for the Annual Meeting. The stockholders’ votes with respect to approval of this advisory resolution were as follows:

For	Against	Abstentions	Broker Non-Votes
80,329,581	7,621,693	1,323,559	21,497,207

Item 4.  As noted in Item 5.02(e) above, during the Annual Meeting, stockholders voted to approve an Amendment to the Company’s ESPP to increase the number of shares available for purchase by 250,000 shares of common stock. The stockholders’ votes with respect to this Amendment of the ESPP were as follows:

For	Against	Abstentions	Broker Non-Votes
88,038,851	911,525	324,457	21,497,207

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	2002 Redwood Trust, Inc. Employee Stock Purchase Plan, as amended

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2024	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: Executive Vice President, Chief Legal Officer, and Secretary